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PROXY

VANGUARD ASSET ALLOCATION FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANURY 26, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND

The undersigned hereby appoint(s) Natalie Bej, F. William McNabb III, and Heidi Stam, or any of them, as Proxies of the undersigned with full power of substitution, to vote and act with respect to all interests in the Fund with respect to which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at Vanguard’s offices at [Insert Address], Malvern, PA 19355, on January 26, 2012, at [Insert Time], and at any adjournments or postponements thereof.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement, and revokes any proxy previously given with respect to such meeting.

This proxy will be voted as instructed. If this proxy is signed, dated and returned with no choice indicated, the proxy will be voted “FOR” the proposal. The Proxies are authorized in their discretion to vote upon such other matters as may come before the Meeting or any adjournments or postponements thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com/vanguard VOTE VIA THE TELEPHONE: 1-800-337-3503

NOTE: Signature(s) should be exactly as name or names appear on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, or guardian, please give full title.

Signature(s)
Signature(s)
Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

Please detach the perforation before mailing.

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VOTING OPTIONS

Read your proxy statement and have it at hand when voting.

VOTE BY THE INTERNET	VOTE BY PHONE	VOTE BY MAIL

Log on to:	Call 1-800-337-3503	Vote, sign and date
WWW.PROXY-
DIRECT.COM/VANGUARD	Follow the recorded	this Proxy card and
Follow the on-screen	instructions available	return in the postage-
instructions	24 hours	paid envelope.
Available 24 hours

[COMPUTER LOGO]	[PHONE LOGO]	[MAIL-BOX LOGO]

THE BOARD RECOMMENDS YOU VOTE FOR THE PROPOSAL.

TO VOTE, MARK THE BLOCK BELOW IN BLUE OR BLACK INK.

Example [X]

1. The proposal to reorganize Vanguard Asset Allocation Fund with and into Vanguard Balanced Index Fund.

FOR[ ]

AGAINST[ ]

ABSTAIN [ ]

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT

PROMPTLY IN THE ENCLOSED ENVELOPE

Please detach the perforation before mailing.

PART B

STATEMENT OF ADDITIONAL INFORMATION

Vanguard Asset Allocation Fund
A Series of Vanguard Malvern Funds
P.O. Box 2600
Valley Forge, Pennsylvania 19482
800-662-7447

Vanguard Balanced Index Fund
A Series of Vanguard Valley Forge Funds
P.O. Box 2900
Valley Forge, Pennsylvania 19482
800-662-7447

The date of this Statement of Additional Information is [ ] __, 20[ ]

This Statement of Additional Information (“SAI”) is not a prospectus, but should be read in conjunction with the Combined Proxy Statement and Prospectus dated [ ] __, 20[ ] for use in connection with the Special Meeting of Shareholders of Vanguard Asset Allocation Fund (the “Asset Allocation Fund”) to be held on January 26, 2012. A copy of the Combined Proxy Statement and Prospectus may be obtained without charge by calling Vanguard at 800-662-7447 or writing Vanguard at P.O. Box 2600, Valley Forge, PA 19482-2600.

This SAI relates specifically to the proposed reorganization of the Asset Allocation Fund with and into the Vanguard Balanced Index Fund (the “Balanced Index Fund”). The SAI consists of this cover page, the pro forma financial statements on the following pages and the following described documents, each of which are attached hereto and hereby incorporated by reference.

(1) The Asset Allocation Fund prospectus dated January 28, 2011, as supplemented (Accession Number 0000932471-11-000126);

(2) The Statement of Additional Information for the Asset Allocation Fund dated January 28, 2011, as supplemented (Accession Number 0000932471-11-000126);

(3) The Statement of Additional Information of the Balanced Index Fund dated April 26, 2011, as supplemented (Accession Number 0000932471-11-002333);

(4) Audited financial statements for the Asset Allocation Fund for the year ended September 30, 2010 (Accession Number 0000932471-10-003445);

(5) Unaudited financial statements for the Asset Allocation Fund for the six months ended March 30, 2011 (Accession Number 0000932471-11-002841);

(6) Audited financial statements for the Balanced Index Fund for the year ended December 31, 2010 (Accession Number 0000932471-11-001833); and

(7) Unaudited financial statements for the Balanced Index Fund for the six months ended June 30, 2011 (Accession Number 0000932471-11-003576).

(8) Pro Forma Financial Statements

VANGUARD VALLEY FORGE FUNDS

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 FORM N-14 PART C

OTHER INFORMATION

ITEM 15. INDEMNIFICATION.

The Registrant’s organizational documents contain provisions indemnifying Trustees and officers against liability incurred in their official capacities. Article VII, Section 2 of the Amended and Restated Agreement and Declaration of Trust provides that the Registrant may indemnify and hold harmless each and every Trustee and officer from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to the performance of his or her duties as a Trustee or officer. Article VI of the By-Laws generally provides that the Registrant shall indemnify its Trustees and officers from any liability arising out of their past or present service in that capacity. Among other things, this provision excludes any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the Trustee’s or officer’s office with the Registrant.

ITEM 16. EXHIBITS.

(1) Articles of Incorporation, Amended and Restated Agreement and Declaration of Trust, filed on April 23, 2009, Post-Effective Amendment No. 41, are hereby incorporated by reference.

(2) By-Laws, filed on April 26, 2011, Post-Effective Amendment 44, is hereby incorporated by reference.

(3) Voting Trust Agreement, not applicable.

(4) Agreement and Plan of Reorganization, is filed herewith.

(5) Instruments Defining Rights of Security Holders, reference is made to Article III and V of the Registrant’s Amended and Restated Agreement and Declaration of Trust, refer to Exhibit (1)(a) above.

(6) Investment Advisory Contract, The Vanguard Group, Inc., provides investment advisory services to the Funds at cost pursuant to the Fifth Amended and Restated Funds’ Service Agreement, refer to Exhibit (13) below.

(7) Underwriting Contracts, not applicable.

(8) Bonus or Profit Sharing Contracts, reference is made to the section entitled “Management of the Funds” in Part B, filed on April 26, 2011, Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A, is hereby incorporated by reference.

(9) Custodian Agreement, for JPMorgan Chase Bank, filed on April 26, 2011, Post-Effective No. 44; is hereby incorporated by reference.

(10) (a) Rule 12b-1 Plan, not applicable.

(b) Rule 18f-3 Plan, filed on April 26, 2011, Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A, is hereby incorporated by reference.

(11) Legal Opinion and Consent, is filed herewith.

(12)	A tax opinion supporting the tax matters and consequences to shareholders will be filed as part of a Post- Effective Amendment to a Registration Statement on Form N-1A.
(13)	Other Material Contracts, Fifth Amended and Restated Funds’ Service Agreement, filed on February 25, 2010, Post-Effective Amendment No. 42, is hereby incorporated by reference.
(14)	Other Opinions, Consent of Independent Registered Public Accounting Firm, is filed herewith.
(15)	Omitted financial statements, not applicable.
(16)	Powers of Attorney, for all trustees and officers, filed on April 25, 2010, see File Number 33-53683, are hereby incorporated by reference.
(17)	Additional Exhibits, form of proxy card filed herewith.

ITEM 17. UNDERTAKINGS

(1) The undersigned Registrant agrees that prior to any public reoffering of the securities registered through the use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, the reoffering prospectus will contain the information called for by the applicable registration form for reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The undersigned Registrant agrees that every prospectus that is filed under paragraph (1) above will be filed as a part of an amendment to the Registration Statement and will not be used until the amendment is effective, and that, in determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of them.

(3) The undersigned Registrant undertakes to file, by post-effective amendment, the final opinion of counsel supporting the tax consequences of the proposed reorganization within a reasonable time after receipt of such opinion.